UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NOVOSTE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

$2,800,000

(5)	Total fee paid:

$330

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRESS RELEASE

Contact:	Alfred J. Novak, Novoste Corporation

President and Chief Executive Officer

(770) 717-0904

GLASS LEWIS RECOMMENDS THAT NOVOSTE SHAREHOLDERS VOTE

FOR ALL BOARD PROPOSALS AT THE MARCH 7 SPECIAL MEETING,

INCLUDING ASSET SALE PROPOSAL AND DISSOLUTION AND

LIQUIDATION PROPOSAL, ON NOVOSTE’S BLUE PROXY CARD

NORCROSS, GA.—(BUSINESS WIRE)—March 2, 2006 – Novoste Corporation (NASDAQ: NOVT) announced today that Glass Lewis & Co., a leading national independent proxy advisory firm, has recommended that Novoste’s shareholders vote FOR dissolution and liquidation and each of the other proposals to be considered at Novoste’s special meeting of shareholders on March 7, 2006 on Novoste’s BLUE proxy card. Glass Lewis recommends that Novoste shareholders do not vote Steel Partners’ green proxy card on any proposals.

After reviewing Novoste’s proxy materials and the proxy materials filed by Steel Partners (“Steel”) opposing the dissolution and liquidation proposal, Glass Lewis concluded:* “Steel has not demonstrated that the dissolution proposal is contrary to shareholders’ interest. We do not believe Steel’s argument for the preservation of the NOLs holds water. Further, we do not believe Steel has presented a clear and realistic plan that would achieve greater value for shareholders vis-à-vis the dissolution plan put forth by the Novoste’s board.”

*	Permission to use quotations neither sought nor obtained.

Glass Lewis is widely recognized as one of the leading independent proxy advisory firms in the nation. Its recommendations are relied upon by numerous major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

Novoste urges shareholders, whether or not they plan to attend the special meeting in person, to sign, date and return Novoste’s BLUE proxy card as soon as possible. Novoste shareholders who have questions may call Alfred J. Novak, Novoste’s President and Chief Executive Officer or Daniel G. Hall, Novoste’s General Counsel, at (770) 717-0904. Shareholders who need assistance voting their shares may call Novoste’s proxy solicitor, Morrow & Co., Inc., at (800) 607-0088.

Novoste has filed with the Securities and Exchange Commission (the “SEC”) definitive proxy materials in connection with the proposals to be considered at the special meeting on March 7, 2006 and has mailed copies to shareholders. Novoste urges shareholders to read the definitive proxy materials because they contain important information. Copies of Novoste’s definitive proxy statement and other soliciting materials are also available free of charge at the SEC’s website at www.sec.gov.

About Novoste

Novoste common stock is traded on the Nasdaq National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit Novoste’s website at www.novoste.com.

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